Exhibit 99.1

F-1

KEEMO FASHION GROUP LIMITED

BALANCE SHEETS

AS OF JULY 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of July 31, 2025	As of July 31, 2024
	(Audited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$3,088	$19,421
Inventories		2,527
Prepayment	-	6,526

Total current assets	3,088	28,474

TOTAL ASSETS	$3,088	$28,474

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Amount due to a director	$76,389	$69,919
Other accruals	8,765	7,500
Total current liabilities	85,154	77,419

TOTAL LIABILITIES	$85,154	79,419

STOCKHOLDERS’ EQUITY
Common Stock, Par value $ 0.001; Authorized: 75,000,000 shares; Issued and outstanding: 55,000,000 as of July 31, 2025 and July 31, 2024, respectively(1)	$5,500	$5,500
Additional paid in capital	26,600	26,600
Accumulated deficit	(114,166)	(81,045)

Total stockholders’ equity	$(82,066)	$(48,945)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,088	$28,474

(1)Prior period results have been adjusted to reflect the ten-for-one stock split effected in the form of a stock issuance in August 8, 2024. See Note 1, for details.

See accompanying notes to the financial statements.

F-2

KEEMO FASHION GROUP LIMITED

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the Years Ended July 31,
	2025	2024
	(Audited)	(Audited)
REVENUE	$15,081	$21,522

COST OF REVENUE	(7,560)	(10,936)

GROSS PROFIT	7,521	10,586

GENERAL AND ADMINISTRATIVE EXPENSES	(40,642)	(52,861)

LOSS FROM OPERATIONS	(33,121)	(42,275)

OTHER INCOME	-	-

LOSS FROM OPERATIONS BEFORE INCOME TAX	(33,121)	(42,275)

INCOME TAX EXPENSES	-	-

NET LOSS	(33,121)	(42,275)

OTHER COMPREHENSIVE LOSS	-	-

TOTAL COMPREHENSIVE LOSS	$(33,121)	$(42,275)

NET LOSS PER SHARE - BASIC AND DILUTED (1)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING, BASIC AND DILUTED (1)	55,000,000	55,000,000

(1)Prior period results have been adjusted to reflect the ten-for-one stock split effected in the form of a stock issuance in August 8, 2024. See Note 1, for details.

See accompanying notes to financial statements.

F-3

KEEMO FASHION GROUP LIMITED

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	COMMON STOCK		ADDITIONAL
	Number of shares	Amount	PAID-IN CAPITAL	ACCUMULATED DEFICIT	TOTAL EQUITY
Balance as of August 1, 2023 (1)	55,000,000	5,500	26,600	(38,770)	(6,670)
Net loss	-	-	-	(42,275)	(42,275)
Balance as of July 31, 2024	55,000,000	5,500	26,600	(81,045)	(48,945)
Net loss	-	-	-	(33,121)	(33,121)
Balance as of July 31, 2025	55,000,000	5,500	26,600	(114,166)	(82,066)

(1)Prior period results have been adjusted to reflect the ten-for-one stock split effected in the form of a stock issuance in August 8, 2024. See Note 1, for details.

See accompanying notes to financial statements.

F-4

KEEMO FASHION GROUP LIMITED

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	For the Years Ended July 31,
	2025	2024
	(Audited)	(Audited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,121)	$(42,275)
Changes in operating assets and liabilities:
Accounts receivable	-	6,954
Inventories	2,527	878
Prepayment	6,526	(2,593)
Amount due to a director	6,470	29,514
Other accruals	1,265	(1,800)

Net cash flows used in operating activities	(16,333)	(9,322)

Effect of exchange rate changes in cash and cash equivalents	-	-

Net changes in cash and cash equivalents	(16,333)	(9,322)
Cash and cash equivalents, beginning of year	19,421	28,743

CASH AND CASH EQUIVALENTS, END OF YEAR	$3,088	$19,421

SUPPLEMENTAL CASH FLOWS INFORMATION

Income taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to financial statements.

F-5

KEEMO FASHION GROUP LIMITED

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JULY 31, 2025 AND 2024

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

KEEMO Fashion Group Limited, a Nevada corporation, (herein referred as “the Company”) was incorporated under the laws of the State of Nevada on April 22, 2022.

KEEMO Fashion Group Limited is headquartered in Shenzhen, People Republic of China (herein referred as (“China”). We primarily operate in men and women apparel and garment trading business, focusing on wholesaling to distributors mainly based in Asian countries, sourcing directly from manufacturers in China. We do not maintain and operate any production and manufacturing of apparel facility or machine and equipment.

The Company’s executive office is located at 69, Wanke Boyu, Xili Liuxin 1st Rd, Nanshan District, Shenzhen, Guangdong 518052, China.

On July 25, 2024, the Board of Directors approved a ten-for-one (10:1) forward stock split (the “Forward Split”) of the Company’s common stock, par value $0.001 per share. The Company filed a Certificate of Amendment and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the forward stock split with the Secretary of State of Nevada on August 2, 2024. The Forward Split became effective on August 8, 2024 and our common stock began trading on a split-adjusted basis on August 9, 2024. Concurrently with the effectiveness of the split, the issued and outstanding shares of common stock increased from 5,500,000 to 55,000,000, which is proportional to the ratio of the split. All share and per share amounts presented herein have been retroactively adjusted to reflect the impact of the Forward Split.

2. GOING CONCERN

For the year ended July 31, 2025, the Company incurred a net loss of $33,121 and used cash in operating activities of $16,333. As of July 31, 2025, the current liabilities of the Company exceeded its current assets by $82,066 and has a shareholders’ deficits of $82,066. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company’s profit generating operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The Company expects to finance its operations primarily through cash flow from revenue and continuing financial support from a shareholder. In the event that we require additional funding to finance the growth of the Company’s current and expected future operations as well as to achieve our strategic objectives, the shareholder has indicated the intent and ability to provide additional financing.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company are prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) and in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). The Company has adopted July 31 as its fiscal year end.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-6

Revenue Recognition

Revenue is generated through wholesale business of men and women apparel and garment to customer. Revenue is recognized when a customer obtains control of promised goods or services and is recognized in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. In addition, the standard requires disclosure of the nature, amount, timing, and uncertainty of revenue and cash flows arising from contracts with customers. The amount of revenue that is recorded reflects the consideration that the Company expects to receive in exchange for those goods and services. The Company applies the following five-step model in order to determine this amount:

(i) identification of the promised goods and services in the contract;

(ii) determination of whether the promised goods and services are performance obligations, including whether they are distinct in the context of the contract;

(iii) measurement of the transaction price, including the constraint on variable consideration;

(iv) allocation of the transaction price to the performance obligations; and

(v) recognition of revenue when (or as) the Company satisfies each performance obligation.

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (Topic 606). Under Topic 606, the Company records revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable and collectability is probable. The Company records revenue from the wholesale of goods upon the delivery of men and women apparel and garment to the customer.

Credit losses

The Company estimates and records a provision for its expected credit losses related to its financial instruments, including its trade receivables. Management considers historical collection rates, the current financial status of the Company’s customers, macroeconomic factors, and other industry-specific factors when evaluating current expected credit losses. Forward-looking information is also considered in the evaluation of current expected credit losses. However, because of the short time to the expected receipt of accounts receivable, management believes that the carrying value, net of expected losses, approximates fair value and therefore, relies more on historical and current analysis of such financial instruments, including its trade receivables.

To determine the provision for credit losses for accounts receivable, the Company has disaggregated its accounts receivable by class of customer at the business component level, as management determined that risk profile of the Company’s customers is consistent based on the type and industry in which they operate. Each business component is analyzed for estimated credit losses individually. In doing so, the Company establishes a historical loss matrix, based on the previous collections of accounts receivable by the age of such receivables, and evaluates the current and forecasted financial position of its customers, as available. Further, the Company considers macroeconomic factors and the status of the relevant industry to estimate if there are current expected credit losses within its trade receivables based on the trends of the Company’s expectation of the future status of such economic and industry-specific factors. Also, specific allowance amounts are established based on review of outstanding invoices to record the appropriate provision for customers that have a higher probability of default.

Accounts receivable at July 31, 2025 and July 31, 2024 there were no allowances for credit losses.

Cost of Revenue

Cost of revenue includes the purchase cost of raw materials for manufacturing and distribute to customers and packing materials. It includes purchasing and receiving costs, internal transfer costs, other costs of distribution network, opening and closing inventory net off discount received and return outwards in cost of revenue.

Earnings Per Share

The Company reports earnings per share in accordance with ASC Topic 260 “Earnings Per Share”, which requires presentation of basic and diluted earnings per share in conjunction with the disclosure of the methodology used in computing such earnings per share. Basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted average common shares outstanding during the period. Diluted earnings per share takes into account the potential dilution that could occur if securities or other contracts to issue common stock were exercised and converted into common stock. Further, if the number of common shares outstanding increases as a result of a stock dividend or stock split or decreases as a result of a reverse stock split, the computations of a basic and diluted earnings per share shall be adjusted retroactively for all periods presented to reflect that change in capital structure.

The Company’s basic earnings per share is computed by dividing the net income available to holders by the weighted average number of the Company’s ordinary shares outstanding. Diluted earnings per share reflects the amount of net income available to each ordinary share outstanding during the period plus the number of additional shares that would have been outstanding if potentially dilutive securities had been issued.

Income Taxes

The Company accounts for income taxes using the asset and liability method prescribed by ASC Topic 740 “Income Taxes”. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the years in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date. The Company also adopted ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures”, which requires disaggregated information about the reporting entity’s effective tax rate reconciliation as well as information on income taxes paid.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclosed in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

F-7

Related Parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair Value Measurement

Accounting Standards Codification (“ASC”) Topic 820 “Fair Value Measurements and Disclosures” (ASC Topic 820), which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The statement clarifies that the exchange price is the price in an orderly transaction between market participants to sell the asset or transfer the liability in the market in which the reporting entity would transact for the asset or liability, that is, the principal or most advantageous market for the asset or liability. It also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and that market participant assumptions include assumptions about risk and effect of a restriction on the sale or use of an asset.

This ASC establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Segment Reporting

The Company follows the guidance of ASC 280, “Segment Reporting”, which establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. For the year ended July 31, 2025, the Company has one reportable segment based on business unit, apparel & garment trading services, and one reportable segment based on region. The Company also adopted ASU 2023-07, “Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures”, which expands annual and interim disclosure requirements for reportable segments, primarily through enhanced disclosures about significant segment expenses.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued.

In November 2024, the FASB issued ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). Additionally, in January 2025, the FASB issued ASU 2025-01, Income Statement – Reporting Comprehensive Income – Expense Disaggregation Disclosures (Subtopic 220-40): Clarifying the Effective Date to further clarify the effective date of ASU 2024-03. ASU 2024-03 requires disclosure in the notes to the financial statements of specified information about certain costs and expenses.

The requirements of ASU 2024-03 are effective for the Company for fiscal years beginning after December 15, 2026 and interim periods within fiscal years beginning after December 15, 2027.

Early adoption is permitted and should be applied either prospectively to financial statements issued for reporting periods after the effective date of this ASU 2024-03 or retrospectively to any or all periods presented in the financial statements. We are currently evaluating the impact of this standard on our financial statements and related disclosures.

F-8

4. INVENTORIES

As of July 31, 2025 and 2024, the Company inventories consist of following:

	As of July 31, 2025	As of July 31, 2024
Finished goods	$-	$2,527
Total inventories	$-	$2,527

No allowance has been provided for the year ended July 31, 2025 and 2024.

5. PREPAYMENT

As of July 31, 2025 and 2024, prepayment consist of following:

	As of July 31, 2025	As of July 31, 2024
Stock & Registrar fees	$-	$4,690
Other professional fee	-	1,836
Total prepayment	$-	$6,526

6. AMOUNT DUE TO A DIRECTOR

	As of July 31, 2025	As of July 31, 2024
Amount due to a director	$76,389	$69,919

As of July 31, 2025, the sole director of the Company advanced $76,389 to the Company, which is unsecured and non-interest bearing with no fixed terms of repayment.

Our director, Ms. Liu Lu, has not been compensated for the services.

7. OTHER ACCRUALS

	As of July 31, 2025	As of July 31, 2024
Accrued expenses	$8,765	$7,500
Total other accruals	$8,765	$7,500

Accrued expenses for the years ended July 31, 2025 and 2024 consist of accrued audit fees, transfer agent fee and other professional fee.

F-9

8. SHAREHOLDERS’ EQUITY

On April 22, 2022, upon the incorporation of the Company, Liu Lu, subscribed to 3,600,000 shares of common stock at par value of $0.001 per share for a total subscription value of $3,600.

On 26 July, 2023, the Company issued 1,900,000 shares of common stock being sold at $0.015 per share for a total of $28,500 through initial public offering.

On July 25, 2024, the Board of Directors approved a ten-for-one (10:1) forward stock split (the “Forward Split”) of the Company’s common stock, par value $0.001 per share. The Company filed a Certificate of Amendment and Restated Certificate of Incorporation (the “Certificate of Amendment”) to effect the forward stock split with the Secretary of State of Nevada on August 2, 2024. The Forward Split became effective on August 8, 2024 and our common stock began trading on a split-adjusted basis on August 9, 2024. Concurrently with the effectiveness of the split, the issued and outstanding shares of common stock increased from 5,500,000 to 55,000,000, which is proportional to the ratio of the split. All share and per share amounts presented herein have been retroactively adjusted to reflect the impact of the Forward Split.

On January 2, 2025, a Stock Purchase Agreement was entered into between Liu Lu and Guang Wen Global Group Limited, wherein Guang Wen Global Group Limited purchased 34,200,000 shares of Common Shares, par value $0.001 per share, of Keemo Fashion Group Limited. Following the transaction, Ms. Liu Lu, the Company’s sole director, retained ownership of 1,800,000 shares of common stock.

As of July 31, 2025, the Company has 55,000,000 shares of common stock issued and outstanding.

The Company has 75,000,000 shares of commons stock authorized.

9. INCOME TAX

The loss from operation before income tax of the Company for the years ended July 31, 2025 and 2024 were comprised of the following:

	For the years ended July 31
	2025	2024
Tax jurisdictions from:
– Local	$(33,121)	$(42,275)

Loss before income taxes	$(33,121)	$(42,275)

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of July 31, 2025, the operations in the United States of America incurred $33,121 of net operating losses (NOL’s) which can be carried forward to offset future taxable income, at the tax rate of 21%. The NOL carry forwards begin to expire in 2045, if unutilized. The Company has provided for a full valuation allowance of approximately $6,955 against the deferred tax assets on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of July 31, 2025 and July 31, 2024:

	As of July 31
	2025	2024
Deferred tax assets:

Net operating loss carryforwards
– United States of America	$6,955	$8,878
Less: valuation allowance	(6,955)	(8,878)
Deferred tax assets	$-	$-

Management believes that it is more likely than not that the deferred tax assets will not be fully realizable in the future. Accordingly, the Company provided for a full valuation allowance against its deferred tax assets of $6,955 as of July 31, 2025.

F-10

10. CONCENTRATION OF RISK

Customer Concentration

For the year ended July 31, 2025, the Company generated total revenue of $15,081, of which two customers accounted for 100% of the Company’s revenue. The Company has no accounts receivable from the customers.

For the year ended July 31, 2024, the Company generated total revenue of $21,522, of which four customers accounted for 100% of the Company’s revenue. The Company has no accounts receivable from the customers.

	For the year ended July 31
	2025	2024	2025	2024	2025	2024
	Revenues		Percentage of revenues		Accounts receivable, trade

Customer A	$5,124	$-	34%	-%	$-	$-
Customer B	-	4,942	-%	23%	$-	$-
Customer C	9,957	-	66%	-%	-	-
Customer D	-	6,516	-%	30%	-	-
Customer E	-	5,100	-%	24%	-	-
Customer F	-	4,964	-%	23%	-	-
Total	$15,081	$21,522	100%	100%	$-	$-

Supplier Concentration

For the year ended July 31, 2025, the Company incurred cost of revenue of $7,560, accounted by one vendor. For the year ended July 31, 2024, the Company incurred cost of revenue of $10,936, accounted by two vendors.

	For the year ended July 31
	2025	2024	2025	2024	2025	2024
	Cost of revenue		Percentage of Cost of revenue		Accounts payable, trade

Vendor A	$7,560	$-	100%	-%	$-	$-
Vendor B	-	3,405	-%	31%	-	-
Vendor C	-	7,531	-%	69%	-	-
Total	$7,560	$10,936	100%	100%	$-	$-

F-11

11. SEGMENT REPORTING

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. The Company has single reportable segment based on business unit, apparel and garment trading business and two reportable segments based on country, United States and Non-United States.

In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision maker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

	For the Year Ended and As of July 31, 2025
By Business Unit	Apparel & Garment Trading Business	Total
Revenue	$15,081	$15,081

Cost of revenue	(7,560)	(7,560)
General and administrative expenses	(40,642)	(40,642)

Loss from operations	(33,121)	(33,121)

Total assets	$3,088	$3,088
Capital expenditure	$-	$-

	For the Year Ended and As of July 31, 2024
By Business Unit	Apparel & Garment Trading Business	Total
Revenue	$21,522	$21,522

Cost of revenue	(10,936)	(10,936)
General and administrative expenses	(52,861)	(52,861)

Loss from operations	(42,275)	(42,275)

Total assets	$28,474	$28,474
Capital expenditure	$-	$-

	For the Year Ended and As of July 31, 2025
By Country	United States	Non-United States	Total
Revenue	$-	$15,081	$15,081

Cost of revenue	-	(7,560)	(7,560)
General and administrative expenses	-	(40,642)	(40,642)

Loss from operations	-	(33,121)	(33,121)

Total assets	$-	$3,088	$3,088
Capital expenditure	$-	$-	$-

	For the Year Ended and As of July 31, 2024
By Country	United States	Non-United States	Total
Revenue	$-	$21,522	$21,522

Cost of revenue	-	(10,936)	(10,936)
General and administrative expenses	-	(52,861)	(52,861)

Loss from operations	-	(42,275)	(42,275)

Total assets	$-	$28,474	$28,474
Capital expenditure	$-	$-	$-

12. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued, the Company has evaluated all events or transactions that occurred after July 31, 2025 up through the date the Company presented these audited financial statements. During the period, the Company did not have any material recognizable subsequent events.

Acquisition of GW Reader Holding Limited

The Company has entered into a Material Definitive Agreement on May 26, 2025, pursuant to a Share Purchase Agreement with Guang Wen Global Group Limited (the “Seller”), a company incorporated in the British Virgin Islands. Under the terms of the Agreement, the Company agreed to purchase 100% of the issued and outstanding shares of GW Reader Holding Limited, a company incorporated in the Cayman Islands, and a wholly-owned subsidiary of the Seller. As part of the Agreement Keemo will also acquire all of GW Reader Holding Limited’s assets which include two wholly owned subsidiaries. Those assets are owned as follows: GW Reader Holding Limited owns 100% of the shares of Willing Read Culture Technology Co., Limited, incorporated in Hong Kong, which in turn holds 100% ownership of GW Reader Sdn. Bhd., a limited liability company incorporated in Malaysia. The acquisition was completed on September 2, 2025.

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